Exhibit 12a

                      STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
                                 EARNINGS TO FIXED CHARGES
                                   (Dollars in Thousands)
                                12 Months
                                   Ending                Year Ended December31
                                September  ------------------------------------------------
                                 30, 1997      1996      1995      1994      1993      1992
                                ---------  ------------------------------------------------
EARNINGS AVAILABLE FOR
 FIXED CHARGES
  Pre-tax income:
    Income from continuing
      operations per statement
      of income                  $143,904  $167,351  $128,382  $ 79,312  $163,812  $153,942
    Federal income taxes           48,872   107,747    91,519    74,816    93,702    76,114
    Federal income taxes charged
      to other income - net        11,871    (1,608)  (12,068)   22,687      (418)   (1,781)
    Capitalized interest             (540)     (600)     (660)     (400)     (791)   (1,205)
    Undistbuted (earnings) or
      losses of less-than-
      fifty-percent-owned
      entities                     (1,059)      460     8,325       743        --      (567)
                                 --------  ------------------------------------------------
      Total                      $203,048  $273,350  $215,498  $177,158  $256,305  $226,503

  Fixed charges:
    Interest expense             $123,429  $122,635  $131,346  $126,555  $120,962  $131,029
    Other interest                    540       600       660       400       791     1,205
    Portion of rentals
      representative of the
      interest factor               3,635     4,187     5,150     5,555     5,570     5,991
                                 --------  ------------------------------------------------
      Total                      $127,604  $127,422  $137,156  $132,510  $127,323  $138,225

  Earnings available for
    combined fixed charges       $330,652  $400,772  $352,654  $309,668  $383,628  $364,728
                                 ========  ================================================
RATIO OF EARNINGS TO
  FIXED CHARGES                     2.59x     3.15x     2.57x     2.34x     3.01x     2.64x

Exhibit 12b

                     STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF
             EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                   (Dollars in Thousands)
                                12 Months
                                   Ending                Year Ended December 31
                                September  ------------------------------------------------
                                 30, 1997      1996      1995      1994      1993      1992
                                ---------  ------------------------------------------------
EARNINGS AVAILABLE FOR COMBINED
 FIXED CHARGES AND PREFERRED
 DIVIDEND REQUIREMENTS

  Pretax income:
    Income from continuing
      operations per statement
      of income                  $143,904  $167,351  $128,382  $ 79,312  $163,812  $153,942
    Federal income taxes           48,872   107,747    91,519    74,816    93,702    76,114
    Federal income taxes charged
      to other income - net        11,871    (1,608)  (12,068)   22,687      (418)   (1,781)
                                 --------  ------------------------------------------------
      Subtotal                    204,647   273,490   207,833   176,815   257,096   228,275
  Capitalized interest               (540)     (600)     (660)     (400)     (791)   (1,205)
  Undistributed (earnings) or
    losses of less-than-fifty-
    percent-owned entities         (1,059)       460    8,325       743        --      (567)
                                 --------  ------------------------------------------------
      Total                      $203,048  $273,350  $215,498  $177,158  $256,305  $226,503

  Fixed charges:
    Interest expense             $123,429  $122,635  $131,346  $126,555  $120,962  $131,029
    Other interest                    540       600       660       400       791     1,205
    Portion of rentals
      representative of the
      interest factor               3,635     4,187     5,150     5,555     5,570     5,991
                                 --------  ------------------------------------------------
      Total                      $127,604  $127,422  $137,156  $132,510  $127,323  $138,225

Earnings available for
  combined fixed charges
  and preferred dividend
  requirements                   $330,652  $400,772  $352,654  $309,668  $383,628  $364,728
                                 ========  ================================================

DIVIDEND REQUIREMENT:
  Fixed charges above            $127,604  $127,422  $137,156  $132,510  $127,323  $138,225
  Preferred dividend
    requirements below             28,526    36,249    36,674    45,441    29,904    24,476
                                 --------  ------------------------------------------------
      Total                      $156,130  $163,671  $173,830  $177,951  $157,227  $162,701
                                 ========  ================================================

                                12 Months
                                   Ending                Year Ended December 31
                                September  ------------------------------------------------
                                 30, 1997      1996      1995      1994      1993      1992
                                ---------  ------------------------------------------------
RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  DIVIDEND REQUIREMENTS              2.12      2.45      2.03      1.74      2.44      2.24

COMPUTATION OF PREFERRED
  DIVIDEND REQUIREMENTS:
  (a) Pre-tax income             $204,647  $273,490  $207,833  $176,815  $257,096  $228,275
  (b) Income from continuing
        operations               $143,904  $167,351  $128,382  $ 79,312  $163,812  $153,942
  (c) Ratio of (a) to (b)          1.4221    1.6342    1.6189    2.2294    1.5695    1.4829
  (d) Preferred dividends        $ 20,059  $ 22,181  $ 22,654  $ 20,383  $ 19,054  $ 16,506
  Preferred dividend
    requirements
      [(d) multiplied by (c)]    $ 28,526  $ 36,249  $ 36,674  $ 45,441  $ 29,904  $ 24,476
                                 ========  ================================================